UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-

BLUE DOLPHIN ENERGY COMPANY

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that an Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Dolphin Energy Company, a Delaware corporation (referred to herein as “Blue Dolphin,” “we,” “us,” and “our”), will be held on Thursday, July 18, 2024 at 10:00 a.m. Central Time at Blue Dolphin’s principal office located at 801 Travis Street, 21st Floor, Houston, Texas 77002. At the Annual Meeting, stockholders will consider proposals to:

(1)

Elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal.

(2)	Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
(3)	Transact any other business that may properly come before the Annual Meeting.

Additional information regarding the Annual Meeting is outlined in the accompanying proxy statement. Our Board of Directors (the “Board”) has specified the close of business on May 20, 2024, as the record date (“Record Date”) to determine the stockholders who are entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Regardless of whether you plan to attend the Annual Meeting in person, we request that you vote your shares of Blue Dolphin common stock at your earliest convenience to ensure that your shares of Blue Dolphin common stock will be represented at the Annual Meeting. Depending on how you hold your shares of Blue Dolphin common stock, options to cast your ballot include the Internet, telephone, fax, or mail. We recommend recording your vote online.

AVAILABILITY OF PROXY MATERIALS – IMPORTANT NOTICE
Proxy materials are available online https://iproxydirect.com/BDCO

Registered stockholders may vote during the Annual Meeting if they have registered in advance to participate by casting a ballot online or by phone. Beneficial stockholders who desire to cast a ballot during the Annual Meeting must obtain and use the legal proxy form provided by their brokerage firm, bank, trust, or other nominee, which contains a control number. The inspector of election at the Annual Meeting has access to the registered stockholder’s list to verify whether a registered stockholder is entitled to vote as of the Record Date. However, the inspector of election does not have access to the control number verification system that brokerage firms, banks, trusts, and other nominees use to verify whether a beneficial stockholder is entitled to vote at the Annual Meeting. See “Frequently Asked Questions – 7. How do I vote if I am a beneficial stockholder?” for more information on voting shares held through a brokerage firm, bank, trust, or other nominee.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board
June 4, 2024
Houston, Texas

June 4, 2024

Fellow Shareholders:

In 2023, we focused on what was within our control, aiming to increase shareholder value and focus on our people, processes, and equipment to support safe and reliable operations.

Continued Strong Financial Performance

Following our previous record performance in 2022, we delivered a strong financial performance for the twelve months ended December 31, 2023, reporting a total gross profit of $44.7 million and total adjusted earnings before interest and other expenses, taxes, depreciation, and amortization (adjusted EBITDA) of $39.2 million. We also reported strong financial results for the three months ended March 31, 2024, with a total gross profit of $11.8 million and a total adjusted EBITDA of $10.5 million. We achieved these financial results against a volatile business environment and geopolitical turbulence. A reconciliation of adjusted EBITDA to net income can be found here: https://feeds.issuerdirect.com/news-release.html?newsid=6828248659578182.

Recognized Stock Performance

For the second year in a row, Blue Dolphin placed within the ranking of top-performing OTCQX companies during calendar year 2023. Blue Dolphin ranked 23rd on the 2024 OTCQX® Best 50. The annual ranking is calculated based on an equal weighting of one-year total return and average daily dollar volume growth from the previous calendar year. For the complete 2024 OTCQX Best 50 ranking information, visit https://www.otcmarkets.com/stock/OTCM/news/OTC-Markets-Group-Announces-the-2024-OTCQX-Best-50?id=427583.

Operational Excellence

Throughout 2023, we continued to streamline operational processes, emphasizing mechanical integrity and preventative maintenance. These ongoing efforts reflect our commitment to safely operating our assets and protecting the health and safety of our personnel.

On behalf of the Board, I want to thank our team and recognize their dedication to ensuring safe and reliable operations. Their continued dedication enables us to deliver on our commitment to operational excellence. I also want to thank all our shareholders for their continued trust and support. Looking forward, we will continue to execute our strategy to optimize our existing asset base, improve operational efficiencies, and seize market opportunities to create value for all our stakeholders.

Jonathan P. Carroll Chairman of the Board, Chief Executive Officer and President

PROXY STATEMENT BLUE DOLPHIN ENERGY COMPANY

PROCEDURAL MATTERS

General

This proxy statement and accompanying notice and proxy form are being furnished to the stockholders of Blue Dolphin Energy Company (referred to herein as “Blue Dolphin,” “we,” “us,” and “our”) in connection with the solicitation of proxies by Blue Dolphin’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

Date, Time, and Place

The Annual Meeting will be held on Thursday, July 18, 2024 at 10:00 a.m. Central Time at Blue Dolphin’s principal office, which is located at 801 Travis Street, 21st Floor, Houston, Texas 77002.

Purpose

At the Annual Meeting, stockholders are being asked to consider and vote upon proposals to:

(1)

Elect five (5) directors, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal.

(2)	Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
(3)	Transact any other business that may properly come before the Annual Meeting.

Record Date; Who Is Entitled to Vote

The Board has fixed the close of business on May 20, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of registered stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten (10) days prior to the Annual Meeting at our principal office, which is located at 801 Travis Street, 21st Floor, Houston, Texas 77002. On the Record Date, there were 14,921,968 shares of our common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. Stockholders are entitled to one (1) vote per share of Common Stock held on the Record Date on each matter presented at the Annual Meeting.

Material Delivery

This proxy statement, along with its accompanying notice and proxy form, are first being mailed to stockholders on or about June 6, 2024. Our Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which has been incorporated by reference, is being mailed with this proxy statement.

Quorum

The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting and represented in person or by proxy shall constitute a quorum at the Annual Meeting for the transaction of business.

Abstentions and Broker Non-Votes

Abstentions – If a stockholder abstains from voting on a proposal, the shares are considered present and entitled to vote at the Annual Meeting. Therefore, abstentions will count toward determining whether or not a quorum is present. Under Delaware law, a proxy marked “abstain” is not considered a vote cast. Accordingly, an abstention will have no effect on the proposal regarding the election of directors, as the nominees are elected by a plurality of the votes cast. Abstentions on proposals that require the affirmative vote of a majority of the shares entitled to vote and represented at the Annual Meeting, in person or by proxy, will, in effect, be a vote against such matter.

Broker Non-Votes – Broker non-votes occur when brokers, banks, or other nominees that hold shares on behalf of beneficial (“street name”) stockholders do not receive voting instructions from the beneficial stockholders before the Annual Meeting and do not have discretionary voting authority to vote those shares. Broker non-votes are considered present and entitled to vote at the Annual Meeting. Therefore, broker non-votes will count toward determining whether or not a quorum is present. However, brokers are prohibited from voting shares of Common Stock for which they have not received instructions on non-routine matters, including the election of directors.

Votes Required for Approval

With the exception of the election of directors, our By-Laws, as amended and restated (the “By-Laws”), require an affirmative vote of a majority of the votes cast by the stockholders present, either in person or by proxy, and entitled to vote at the Annual Meeting for the proposal to be approved. The votes required for approval, and the impact of abstentions and broker non-votes for each proposal stockholders are being asked to consider and vote upon are as follows:

Proposal (1) — Election of Directors: You may vote “FOR” anyone, or all, of the nominees or withhold your vote for any one or more of the nominees. As the nominees are elected by a plurality of the votes cast, withheld votes and abstentions will not affect the outcome of this proposal. This proposal is considered a non-routine matter, and brokers will not have discretionary authority to vote shares for which they have not received instructions; and

Proposal (2) – Ratification of Independent Registered Public Accounting Firm: You may vote “FOR,” “AGAINST,” or "ABSTAIN." The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of UHY as our independent registered public accountants for the fiscal year ending December 31, 2024. Under applicable Securities and Exchange Commission (“SEC”) rules, this proposal is considered a routine matter, and brokers will have the discretionary authority to vote the shares of Common Stock for which they have not received instructions.

Voting Your Shares

All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted “FOR” Proposal Nos. (1) and (2).

Revoking Your Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked pursuant to the following actions:

■	providing written or electronic notice of revocation;
■	submitting a proxy of a later date; or
■	voting in person.

A written notice of revocation should be sent by email to investor.relations@blue-dolphin.com. Depending on how you hold your shares, you can submit a proxy of a later date via the Internet, by telephone, by fax, or by mail.

Where to Direct Questions

To assist you with casting your vote, we have attempted to answer key questions you may have as a stockholder related to the proposals you are being asked to consider. Please review the frequently asked questions (FAQs) section, which is included as part of this proxy statement. If you have any additional questions, please contact Investor Relations at investor.relations@blue-dolphin.com.

Reimbursement of Solicitation Expenses

Blue Dolphin will bear all costs of this solicitation. Proxies will be solicited primarily by mail but may also be solicited by telephone or other electronic means by directors, officers, and employees of Blue Dolphin in the ordinary course of business, for which they will not receive additional compensation. Blue Dolphin has requested that brokers, nominees, fiduciaries, and other custodians send proxy materials to the beneficial owners of Common Stock, for which Blue Dolphin will reimburse them for their reasonable out-of-pocket expenses.

Remainder of Page Intentionally Left Blank

FREQUENTLY ASKED QUESTIONS (“FAQs”)

The FAQs presented in this section are to assist you in understanding the proposals you are being asked to vote upon for the Annual Meeting. The items addressed may not answer all questions that may be important to you as a stockholder. For additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement or contact Blue Dolphin, Investor Relations at (713) 568-4725.

Procedural Matters

1.	Why am I receiving this proxy statement?

You are receiving this proxy statement because you held shares of Blue Dolphin Common Stock as of the Record Date for the Annual Meeting.

2.	What does it mean if I received more than one proxy?

If you received more than one proxy form, it means that you held shares of Common Stock in more than one account. For example, you may own your shares of Common Stock individually, jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares of Common Stock are voted, you must sign and return each proxy form received because they are held in a different form of ownership.

3.	Who is entitled to attend and vote at the Annual Meeting?

If you owned shares of Common Stock as of the close of business on May 20, 2024, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, there were approximately 14,921,968 shares of Common Stock issued and outstanding.

4.	When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, July 18, 2024, at 10:00 a.m. Central Time at Blue Dolphin’s principal office, 801 Travis Street, 21st Floor, Houston, Texas 77002.

5.	What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, please vote your shares of Common Stock as described below. You are entitled to one (1) vote for each share of Common Stock you owned as of the Record Date.

6.	How do I vote if I am a registered stockholder?

If your shares of Common Stock are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the stockholder of record or a “registered stockholder.” Registered stockholders may vote as follows: (i) by mail by completing, signing, and dating each proxy form received and returning it in the provided prepaid envelope, (ii) by fax by completing, signing, and dating each proxy form received and faxing to (202) 521-3464, (iii) online at https://www.iproxydirect.com/BDCO by following the instructions, or (iv) by participating in the Annual Meeting in person. If voting by mail, fax, or online, your voting instructions must be received by the “voting closed” determination that will be made live during the Annual Meeting. Voting by mail, fax, or online will not prevent you from participating in the Annual Meeting in person. You are encouraged to submit a proxy by mail, fax, or online, even if you plan to participate in the Annual Meeting in person, to ensure that your shares of Common Stock are present in person or represented by proxy.

7.	How do I vote if I am a beneficial stockholder?

If your shares of Common Stock are held by a brokerage firm, bank, trust, or other nominee, you are considered the “beneficial stockholder” of the shares of Common Stock. The Common Stock is being held in “street name,” and your broker, bank, or other nominee is considered to be the holder of these shares. This means that, as a beneficial stockholder, you cannot vote your shares of Common Stock directly. You have the right to direct/instruct the brokerage firm, bank, trust, or other nominee on how to vote your shares of Common Stock. You also have the right to participate in the Annual Meeting in person. Your broker, bank, trustee, or nominee must provide you with a voting instruction form for voting purposes.

Under SEC Rules, brokers cannot vote on your behalf for non-routine matters. They may vote on your behalf for routine matters. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust, or other nominee regarding how to instruct them to vote your shares of Common Stock.

Non-Routine Matter(s):

Proposal (1), election of directors

Routine Matter(s):

Proposal (2), ratification of UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2024

If you wish to vote in person, you must obtain a legal proxy form from the brokerage firm, bank, trust, or other nominee and present it to the inspector of election with your ballot. If you hold some shares of Common Stock as a registered stockholder and some shares of Common Stock as a beneficial stockholder, the shares of Common Stock cannot be combined for voting purposes because the shares of Common Stock held beneficially list the brokerage firm, bank, trust, or other nominee as the stockholder of record.

8.	What if I fail to instruct my brokerage firm, bank, trust, or other nominee how to vote?

Because your brokerage firm, bank, trust, or other nominee does not have discretionary authority to vote on non-routine matters, failure to provide your broker or other nominee with voting instructions on how to vote your shares of Common Stock will result in a broker non-vote for Proposal No. (1).

9.	What are the proposals that will be voted on at the Annual Meeting?

You are being asked to consider and vote upon proposals to: (1) elect five directors, (2) ratify the selection of UHY as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and (3) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

10.	How does Blue Dolphin’s Board recommend that I vote on the proposals?

The Board has determined that each of the proposals presented in the proxy statement is in your best interests and unanimously recommends that you vote “FOR” each director nominee and each other proposal presented in the proxy statement.

11.

How many votes are required to approve an adjournment or postponement of the Annual Meeting to a later time, if necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposals?

If a quorum is not met, the Board may submit a proposal to adjourn or postpone the Annual Meeting to a later date or dates until a quorum is met. If a quorum is met but there are insufficient votes to adopt the proposals, our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time. Withheld votes, abstentions, and broker non-votes will have no effect on this matter.

12.	How are votes counted?

The inspector of election that is appointed for the Annual Meeting will count the votes. This person will separately count “FOR,” “WITHHELD,” and “AGAINST” votes, as well as abstentions and broker non-votes.

13.	What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. Shares of Common Stock held by registered stockholders that submit a properly executed proxy form will be counted as part of the quorum. Shares of Common Stock held by beneficial stockholders that either provide their brokerage firm, bank, trust, or other nominee with voting instructions or obtain a legal proxy form for voting in person at the Annual Meeting will be counted as part of the quorum.

14.	Am I entitled to appraisal rights?

Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals presented at the Annual Meeting.

15.	What happens if I sell my shares of Blue Dolphin Common Stock before the Annual Meeting?

The Record Date to determine whether stockholders are entitled to vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transferred or sold your shares of Common Stock after the Record Date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

16.	Who can answer further questions?

For additional questions, please contact Blue Dolphin, Investor Relations at investor.relations@blue-dolphin.com. For assistance in submitting proxies or voting shares of Common Stock, registered stockholders should contact Securities Transfer Corporation by phone at (469) 633-0101 or visit their website at http://www.stctransfer.com. Beneficial stockholders should contact their brokerage firm, bank, trust, or other nominee for additional information.

Selection of UHY as Independent Registered Public Accounting Firm

17.	How long has UHY been our independent registered public accounting firm?

UHY has been engaged as our independent registered public accounting firm since 2002. Although ratification of UHY as our independent registered public accounting firm by our stockholders is not required by our By-Laws, the Board believes that submitting this matter to a vote reflects good corporate practice.

18.	What happens if UHY’s selection is not ratified?

In the event of a negative vote on such ratification, the Audit Committee of the Board (the “Audit Committee”) will consider whether it is appropriate to select another independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.

PROPOSALS

(1) ELECTION OF DIRECTORS

Director Nominees

The Board has affirmatively determined that each of Ryan A. Bailey, Amitav Misra, and Christopher T. Morris, each an outside director, is considered an “Independent Director” as such term is defined by OTCQX and SEC rules. Jonathan P. Carroll, our Chief Executive Officer and President, and Herbert N. Whitney, a consultant to Blue Dolphin, are not independent directors. The independent members of the Board nominated Messrs. Bailey, Misra, Morris, Carroll, and Whitney to serve as directors until the next annual meeting of stockholders. See “Corporate Governance and Board Matters – Nominating Procedures” for more information. Each director that was nominated (each a “Director Nominee”) shall serve as a director until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until they resign or are removed.

Each Director Nominee has consented to being nominated and is willing to serve if elected. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve if elected. However, should any Director Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute Director Nominee designated by the Board.

This table reflects, as of the Record Date: (i) each Director Nominee’s name, age, principal occupation, and directorships during the past five (5) years and (ii) their relevant knowledge and experience that led to their nomination to the Board:

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Jonathan P. Carroll, 62

Blue Dolphin Energy Company

Chairman of the Board (since 2014)

Chief Executive Officer, President, and Secretary (since 2012)

Lazarus Energy Holdings, LLC (“LEH”)

Manager (since 2006) and Majority Owner

Together, LEH and Jonathan Carroll owned 83% of our outstanding Common Stock as of the Record Date.

Mr. Carroll has served on Blue Dolphin’s Board since 2014. He is currently Chairman of the Board. He previously served on the Board of Trustees of the Salient Fund Group from 2004 to 2022, and served on the compliance, audit, and nominating committees of several of Salient’s private and public closed-end and mutual funds at various times within that period. Mr. Carroll also previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015.

Mr. Carroll earned a Bachelor of Arts in Human Biology and a Bachelor of Arts in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University. Based on his educational and professional experiences, Mr. Carroll possesses particular knowledge and experience in business management, finance, and business development that strengthen the Board’s collective qualifications, skills, and experience.

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Ryan A. Bailey, 48

Paradigm Institutional Investments

Chief Investment Officer and Managing Partner (April 2023 to Present)

Investment Office Resources

Co-Chief Investment Officer and Partner (June 2022 to March 2023)

Carbonado Partners

Strategic Advisor (June 2022 to Present)

Managing Partner (September 2020 to June 2022) and Founder

Pacenote Capital

Managing Partner (2019 to 2020) and Co-founder

Children’s Health System of Texas

Head of Investments (2014 to 2019)

Mr. Bailey was appointed to Blue Dolphin’s Board in November 2015. He is currently a member of the Audit and Compensation Committees. He also serves as an advisor and mentor to Texas Wall Street Women, a non-profit member organization; as Chairman of the Texas Alternative Investment Association; and as a member of the board of directors of Stream Foundation, Bridgeway Capital Management, and Portfolios with Purpose. Mr. Bailey is also a member of the investment committees of the Texas Employee Retirement System, American Heart Association, Dallas Police and Fire, and Dallas Parkland Hospital.

Mr. Bailey earned a Bachelor of Arts in Economics from Yale University and completed a graduate course in tax planning from the Yale School of Management. He holds professional credentials as a Chartered Financial Analyst (CFA), Financial Risk Manager (FRM), Chartered Alternative Investment Analyst (CAIA), and Chartered Market Technician (CMT). Based on his educational and professional experiences, Mr. Bailey possesses particular knowledge and experience in finance, financial analysis and modeling, investment management, risk assessment, and strategic planning that strengthen the Board’s collective qualifications, skills, and experience.

Amitav Misra, 46

HighRadius Corporation

Vice President of Experiential Marketing and Partnerships (since December 2022)

Vice President of Global Marketing, Mid-Market (July 2022 to December 2022)

Vice President of Treasury Line of Business (December 2020 to July 2022)

Vice President of Treasury Marketing (July 2020 to July 2022)

Arundo Analytics, Inc.

General Manager Americas (2018 to 2020)

Vice President of Marketing (2017 to 2020)

Mr. Misra has served on Blue Dolphin’s Board since 2014.  He is currently a member of the Audit and Compensation Committees.  Mr. Misra is an advisor to several energy, technology, and private investment companies.  He is also a director of the Houston Center for Literacy, a non-profit organization.

Mr. Misra earned a Bachelor of Arts in Economics from Stanford University and has held FINRA Series 79 and Series 63 licenses. Mr. Misra possesses particular knowledge and experience in economics, business development, private equity, and strategic planning that strengthen the Board’s collective qualifications, skills, and experience.

Christopher T. Morris, 62

Known Growth, LLC

Managing Director (2023 to Present)

Bonaventure Realty Group

Executive Vice President (2020 to 2022)

Impact Partners LLC

President (2017 to 2020)

Mr. Morris has served on Blue Dolphin’s Board since 2012; he is currently Chairman of the Audit and Compensation Committees.

Mr. Morris earned a Bachelor of Arts in Economics from Stanford University and a Masters in Business Administration from the Harvard Business School. Based on his educational and professional experiences, Mr. Morris possesses particular knowledge and experience in business management, corporate finance, private equity and strategic planning that strengthen the Board’s collective qualifications, skills, and experience.

Name, Age Principal Occupation and Directorships During Past 5 Years	Knowledge and Experience

Herbert N. Whitney, 83

Wildcat Consulting, LLC

President (since 2006) and Founder

Mr. Whitney has served on Blue Dolphin’s Board since 2012. He previously served on the Board of Directors of Blackwater Midstream Corporation, the Advisory Board of Sheetz, Inc., as Chairman of the Board of Directors of Colonial Pipeline Company, and as Chairman of the Executive Committee of the Association of Oil Pipelines.

Mr. Whitney has more than 40 years of experience in pipeline operations, crude oil supply, product supply, distribution, and trading, as well as marine operations and logistics, having served as the President of CITGO Pipeline Company and in various general manager positions at CITGO Petroleum Corporation. He earned his Bachelor of Science in Civil Engineering from Kansas State University. Based on his educational and professional experiences, he has extensive knowledge in the supply and distribution of crude oil and petroleum products, strengthening the Board’s collective qualifications, skills, and expertise.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For additional information related to this matter, refer to Numbers 17 and 18 of the FAQs provided as part of this proxy statement.

For purposes of determining whether to select UHY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024, the Audit Committee conducted a thorough review of UHY’s performance. The Audit Committee considered:

■	UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness, and technical expertise;
■	the firm’s leadership, management structure, and client and employee retention;
■	the firm’s financial strength and performance; and
■	the appropriateness of fees charged.

UHY has acted as our principal independent registered public accounting firm since 2002. We are asking our stockholders to ratify the selection of UHY as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether selecting another independent registered public accounting firm is appropriate. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Blue Dolphin and our stockholders.

A representative of UHY is expected to be available during the Annual Meeting, with the opportunity to make a statement if he or she decides to do so, and will respond to appropriate questions.

This table shows fees paid to UHY during the periods indicated:

December 31,
	2023	2022

Audit fees	$ 277,135	$ 232,500
Audit-related fees	-	-
Tax fees	-	-

	$ 277,135	$ 232,500

Amounts billed but unpaid for each of the corresponding twelve months ended December 31, 2023 and 2022 totaled approximately $0.1 million.  Audit fees for 2023 and 2022 related to the audit of our consolidated financial statements and the review of our quarterly reports that are filed with the SEC. The Audit Committee must pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(3) TRANSACTION OF OTHER MATTERS

At the date of this proxy statement, the Board was unaware of any matter to be acted upon at the Annual Meeting other than those in Proposal Nos. (1) and (2) as described herein. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

EXECUTIVE OFFICERS

This table shows, as of the Record Date, the name and age of each executive officer, as well as their principal occupation during the past five (5) years:

Name	Position	Since	Age

Jonathan P. Carroll	Chief Executive Officer, President, Treasurer, and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	2012	62

Jonathan P. Carroll was appointed Chairman of the Board of Blue Dolphin in 2014 and appointed Chief Executive Officer, President, and Secretary of Blue Dolphin in 2012. He has also been LEH's Manager since 2006 and is its majority owner. Together, LEH and Jonathan Carroll owned 83% of Blue Dolphin’s Common Stock as of the Record Date.  Before founding LEH, Mr. Carroll was a private investor focused on direct debt and equity investments, primarily in distressed assets.  He previously served on the Board of Trustees of the Salient Fund Group from 2004 to 2022, and served on the compliance, audit, and nominating committees of several of Salient’s private and public closed-end and mutual funds at various times within that period. Mr. Carroll also previously served on the Board of Directors of the General Partner of LRR Energy, L.P. (NYSE: LRE) from January 2014 until its merger with Vanguard Natural Resources, LLC in October 2015. He earned a Bachelor of Arts in Human Biology and a Bachelor of Arts in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board

The Board consists of Messrs. Carroll, Bailey, Misra, Morris, and Whitney, with Mr. Carroll serving as Chairman. During 2023, the Board met twice and acted by written consent twice. All directors participated in the meetings and acted by written consent. The Board has two standing committees, the Audit Committee, and the Compensation Committee.

Audit Committee

The Audit Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. During 2023, the Audit Committee met four (4) times. All members of the Audit Committee are independent under SEC and NASDAQ rules and that each of Messrs. Morris, Bailey, and Misra qualifies as an Audit Committee Financial Expert. The Audit Committee’s duties include overseeing financial reporting and internal controls functions among other matters. The Audit Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com). The Audit Committee charter is also included in this proxy statement as Appendix A.

Compensation Committee

The Compensation Committee consists of Messrs. Morris, Bailey, and Misra, with Mr. Morris serving as Chairman. The Compensation Committee only meets by special meeting; the Compensation Committee did not meet during 2023. All members of the Compensation Committee are independent under SEC and NASDAQ rules. The Compensation Committee’s duties include reviewing and determining executive compensation for Blue Dolphin. The Compensation Committee’s written charter is available on our corporate website (http://www.blue-dolphin-energy.com). The Compensation Committee charter is also included in this proxy statement as Appendix B.

Nominating Procedures

Given the small size of the Board, the Board adopted a “Board Nomination Procedures” policy in lieu of appointing a standing nominating committee. Using the “Board Nomination Procedures” policy, the Audit Committee, which is comprised of independent directors, uses the policy to perform a similar function as a standing nominating committee. Independent directors use the policy when choosing nominees to stand for election. The Board will consider for possible nomination qualified nominees recommended by stockholders in accordance with Blue Dolphin’s Certificate of Incorporation. As addressed in the “Board Nomination Procedures” policy, how independent directors evaluate director nominees as recommended by a stockholder is the same as for nominees received from other sources. See “Director Nomination and Stockholder Proposals by Stockholders for Annual Meeting of Stockholders” in this proxy statement for more information.

The Board endeavors to nominate qualified directors who will make important contributions to the Board and Blue Dolphin. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievements, have meaningful experience, and have a general appreciation of the major business issues facing Blue Dolphin. Since the last annual meeting, there have not been any material changes to the procedures by which shareholders may recommend nominees to the Board.

Board Diversity

Blue Dolphin does not maintain a formal diversity policy for Board membership. However, the Board believes that the directors, considered as a group, should provide a mix of backgrounds, knowledge, viewpoints, professional experience, and age. Thus, our nominating procedures consider the extent to which the Board as a whole includes a mix of members that represent an appropriate diversity of background and experience.  The following table presents our Board diversity statistics as of the Record Date.

Board Diversity Matrix

Total Number of Directors	5

	Male	Female
Gender Identity	5	--

African American or Black	3	--
Alaskan Native or Native American	--	--
Asian	--	--
Hispanic or Latino/Latina	--	--
Native Hawaiian or Pacific Islander	--	--
Indian or Other South Asian	1	--
Middle Eastern or North African	--	--
White	1	--

Director Attendance at Annual Meeting

Given the small size of the Board, director attendance at our annual meeting of stockholders is encouraged but not required. Generally, Mr. Carroll is the only director who attends.

Leadership Structure

Blue Dolphin is led by Mr. Carroll, who has served as Chairman of the Board since 2014 and as our Chief Executive Officer and President since 2012. Having a single company leader is commonly utilized by other public companies in the United States, and we believe it is also effective for Blue Dolphin. This leadership structure demonstrates to our personnel, customers, and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations, and eliminates the potential for confusion or duplication of efforts. We do not believe that appointing an independent Board chairperson or a permanent lead director would improve the Board's performance.

Risk Oversight

Our Board is involved in overseeing Blue Dolphin’s risk management. The two standing Board committees provide appropriate risk oversight. The Audit Committee oversees the accounting and financial reporting processes and compliance, internal controls, legal, and risk matters. The Compensation Committee oversees compensation policies, including approving compensation for directors and management. We believe that the processes established to report and monitor systems for material risks applicable to us are appropriate and effective.

Code of Ethics and Code of Conduct

In compliance with the Sarbanes-Oxley Act of 2002, the Board adopted a code of ethics policy and a code of conduct policy. The Audit Committee established procedures to enable anyone concerned about our conduct, policies, accounting, internal controls over financial reporting, and/or auditing matters to communicate that concern directly to the Chairperson of the Audit Committee. Our code of ethics and code of conduct policies are available on our website (http://www.blue-dolphin-energy.com). Any amendments or waivers to provisions of our code of ethics or code of conduct will be disclosed on Form 8-K as filed with the SEC and/or posted on our website.

Communicating with Directors

As the Board does not receive a large volume of correspondence from stockholders, at this time, there is no formal process by which stockholders can communicate with the Board. Instead, any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: Blue Dolphin Energy Company, Attention: Secretary for the Board, 801 Travis Street, Suite 2100, Houston, Texas 77002. Currently, all communications addressed in such a manner are sent directly to the indicated directors. In the future, if the Board adopts a formal process for determining how communications are to be relayed to directors, that process will be disclosed on Form 8-K as filed with the SEC and/or posted on our website (http://www.blue-dolphin-energy.com).

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are outlined in a written charter adopted by the Board. The Audit Committee comprises independent directors with the requisite financial experience and expertise and meets SEC and OTCQX rules and requirements. The Audit Committee reviews and reassesses its written charter annually and recommends any changes to the Board for approval. In addition, the Audit Committee periodically reviews relevant proposed and adopted updates to the Sarbanes-Oxley Act of 2002 and SEC rules regarding Audit Committee procedures and responsibilities to ensure compliance. The Audit Committee charter is available on our website (http://www.blue-dolphin-energy.com).

The Audit Committee’s primary duties and responsibilities are to:

■	assess the integrity of our accounting internal controls and financial reporting process;
■	assess the independence and performance of our independent registered public accounting firm; and
■	provide an avenue of communication between our independent registered public accounting firm, management, and the Board.

For the fiscal year ended December 31, 2023, management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted by the United States of America. Management concluded that our internal controls over financial reporting were effective at December 31, 2023.

As a smaller reporting company, we are not required to audit our internal controls over financial reporting. However, UHY’s audit as of December 31, 2023 included consideration of internal controls over financial reporting as a basis for designing audit procedures appropriate for our operations and structure. The Audit Committee reviewed and discussed with management and UHY our audited consolidated financial statements and our internal controls over financial reporting for the fiscal year ended December 31, 2023.

Pursuant to Public Company Accounting Oversight Board (“PCAOB”) guidance, UHY:

■	communicates to the Audit Committee its responsibilities in relation to the audit and establishes an understanding of the terms of the audit engagement with the audit committee;
■	obtains information from the Audit Committee relevant to the audit;
■	communicates to the Audit Committee an overview of the overall audit strategy and timing of the audit; and
■	provides the Audit Committee with timely observations arising from the audit that are significant to the financial reporting process.

With regard to determining UHY’s performance and independence for the fiscal year ended December 31, 2023, the Audit Committee reviewed:

Performance

■	UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness, and technical expertise;
■	UHY’s leadership, management structure, and client and employee retention;
■	UHY’s financial strength and performance; and
■	the appropriateness of UHY fees.

Independence

■	the relationships between UHY and Blue Dolphin, as well as any relationships between UHY and our management and directors;
■

whether any relationship with or service provided by UHY: (i) creates a mutual or conflicting interest with us, (ii) places UHY in the position of auditing its own work, (iii) results in UHY acting as management or an employee of us, or (iv) places UHY in a position of being an advocate for us; and

■	whether UHY provides any prohibited non-audit services to us.

The Audit Committee received the written disclosures and letter from our independent registered public accounting firm as required by the PCAOB's Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. Further, the Audit Committee discussed with UHY its performance and independence for the fiscal year ended December 31, 2023. Based on its findings, the Audit Committee determined that the services provided by UHY were satisfactory and that UHY is independent.

The Audit Committee holds a meeting at least quarterly in which management and UHY participate. As a result, an avenue of communication between UHY, management, and the Board is accomplished on a regular basis.  As part of the Audit Committee meeting, independent members of the Board have a break out session in which they meet separately with representatives from UHY in an executive session.

Based on discussions with management and UHY, as well as review of UHY’s report to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in the Annual Report on Form 10-K for such year, as filed with the SEC.

The Audit Committee:

Christopher T. Morris, Chairman

Ryan A. Bailey

Amitav Misra

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy and Procedures

LEH operates and manages all Blue Dolphin assets pursuant to a Third Amended and Restated Operating Agreement dated April 1, 2024 (the “Third Amended and Restated Operating Agreement") between LEH, Blue Dolphin, and Blue Dolphin's subsidiaries. Services under the Third Amended and Restated Operating Agreement include personnel serving in a variety of capacities, including, but not limited to corporate executives. All personnel work for and are paid by LEH.

Compensation for Named Executives

Jonathan Carroll is our only executive officer. As noted above under “Executive Compensation Policy and Procedures,” Mr. Carroll’s remuneration is provided by LEH under the Third Amended and Restated Operating Agreement. We do not provide any of his remuneration, but rather pay a management fee to LEH under this agreement. During the fiscal year ended December 31, 2023, we paid $0.7 million in operating fees to LEH under this agreement. Also, as disclosed under “Related Party Transactions – Affiliate Agreements,” Mr. Carroll receives certain fees under various other affiliate agreements.

Summary Compensation Table

Name and Principal Position	Year	Salary	Total
		(in thousands)

Jonathan P. Carroll	2023	$-	$-
Chief Executive Officer and President	2022	$-	$-
(Principal Executive Officer, Principal
Financial Officer, and Principal
Accounting Officer)

Compensation Risk Assessment

LEH’s approach to compensation practices and policies applicable for non-executive personnel throughout our organization is consistent with the base pay market median for each position. LEH believes its practices and policies in this regard are not reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards

None.

Director Compensation Policy and Procedures

Although Jonathan Carroll is a director of Blue Dolphin, his services as Chief Executive Officer are provided under the Third Amended and Restated Operating Agreement (see above under “Executive Compensation Policy and Procedures.”) Therefore, we do not have any directors that are also employed by Blue Dolphin. The Compensation Committee reviews and recommends to the Board for its approval all compensation for directors.

Compensation for Non-Employee Directors

In the fiscal year ended December 31, 2023, non-employee, independent directors received $80,000 in cash for their service on the Board.  The cash earned was $20,000 quarterly.  In 2023 and 2022, non-employee, independent directors also earned additional compensation for serving on the Audit Committee.  The chairperson of the Audit Committee earned an additional $2,500 in cash in each of the second and fourth quarters of the year, for a total of $5,000 annually.  Members of the Audit Committee earned an additional $1,250 in cash in each of the second and fourth quarters of the year, for a total of $2,500 annually. Non-employee, independent directors serving on the Compensation Committee did not earn any additional compensation for their service as directors. Non-employee, independent directors were also reimbursed for reasonable out-of-pocket expenses related to in-person meeting attendance.

Non-Employee, Independent Director Compensation

	Fiscal Year Ended December 31, 2023
	Cash		Common Stock(1)
Name	Paid	Unpaid	Paid	Unpaid	Total

Christopher T. Morris	$85,000	$-	$-	$-	$85,000
Ryan A. Bailey	$82,500	-	-	-	$82,500
Amitav Misra	$82,500	-	-	-	$82,500

	$250,000	$-	$-	$-	$250,000

(1)	At December 31, 2023, Messrs. Morris, Bailey, and Misra had total restricted awards of Common Stock outstanding of 212,400, 198,050, and 204,141, respectively.

Pay Versus Performance

The following disclosure is required by SEC rules but is not reflective of how we or the Compensation Committee determine executive compensation for our sole executive officer, Jonathan Carroll. As noted above under “Executive Compensation Policy and Procedures,” Mr. Carroll’s remuneration is provided by LEH under the Third Amended and Restated Operating Agreement. As a result, there is no applicable information to be provided pursuant to this table.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income
(in thousands)
2023	$-	$-	$-	$-	$-	$-
2022	$-	$-	$-	$-	$-	$-

Compensation Committee Interlocks and Insider Participation

Only one of our directors, Jonathan P. Carroll, also serves as an executive officer. Mr. Carroll does not serve on any of our standing committees.

None of our executive officers serve on the board of directors of another entity whose executive officers serve on our Board. None of our officers or LEH’s personnel, other than Mr. Carroll, participated in the deliberations of our Board or our Compensation Committee concerning executive officer or director compensation.

Family Relationships between Directors and Executive Officers

As of the Record Date, there were no relationships between any of our directors or executive officers and any other director or executive officer of Blue Dolphin.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

This table shows information with respect to persons or groups known to us to be the beneficial owners of more than five percent (5%) of our Common Stock as of the Record Date. Unless otherwise indicated, each named party has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Lazarus Energy Holdings, LLC	8,426,456	56.5%
	801 Travis Street, Suite 2100
	Houston, Texas 77002

(1)	Based upon 14,921,968 shares of Common Stock issued and outstanding as of the Record Date.

Security Ownership of Management

This table shows information as of the Record Date with respect to: (i) directors, (ii) executive officers and (iii) directors and executive officers as a group beneficially owning our Common Stock. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock	Jonathan P. Carroll(2)	12,428,535	83.3%
Common Stock	Christopher T. Morris / Mpact Partners, LLC	212,400	*
Common Stock	Amitav Misra	204,141	*
Common Stock	Ryan A. Bailey	198,050	*
Common Stock	Herbert N. Whitney	9,683	*

Directors/Nominees and Executive Officers as a Group (5 Persons)		13,052,809	87.5%

(1)	Based upon 14,921,968 shares of Common Stock issued and outstanding and 0 shares of Common Stock issuable upon exercise of stock options, each as of the Record Date.
(2)	Includes 8,426,456 shares owned by LEH. Mr. Carroll and his affiliates have an approximate 80% ownership interest in LEH.
*	Less than 1%.

RELATED PARTY TRANSACTIONS

As indicated herein, Affiliate(s) refers, either individually or collectively, to certain related parties including Jonathan Carroll, Chairman and Chief Executive Officer of Blue Dolphin, and his affiliates including Ingleside Crude, LLC (“Ingleside”) and Lazarus Capital, LLC (“Lazarus Capital”) and/or LEH and its affiliates (the "Affiliates"). Together, Jonathan Carroll and LEH owned 83% of the Common Stock as of the Record Data and filing date of this proxy statement and accompanying notice.

Affiliate Agreements

Blue Dolphin and certain subsidiaries are parties to several financial and operational agreements with the Affiliates. Management believes that these related-party agreements are arm's-length transactions.

Financial and Operating Agreements. Summaries of the financial and operating agreements follow:

Agreement/Transaction	Parties	Effective Date	Key Terms
Blue Dolphin Guaranty Fee Agreement	Blue Dolphin Jonathan Carroll	01/01/2023	Related to payoff of Blue Dolphin $2.0 million SBA loan; Jonathan Carroll receives a cash fee equal to 2.00% per annum of outstanding principal balance owed under Blue Dolphin Term Loan Due 2051 as consideration for providing his personal guarantee.
Jet Fuel Purchase Agreements	LE LEH	04/21/2023	Product agreements for the purchase of jet fuel by LE from LEH; first transaction dated 04/21/2023 for approximately 1.9 million gallons of jet fuel; second transaction dated 05/10/2023 for approximately 2.0 million gallons of jet fuel; the jet fuel was priced at LEH's product cost; LE sold the products back to LEH under a prior jet fuel sales agreement between the parties.
Affiliate Revolving Credit Agreement	Blue Dolphin and subsidiaries LEH and affiliates	04/01/2024	Credit agreement for working capital purposes up to a maximum of $5.0 million in the aggregate; advances are at LEH's sole discretion; initial term expires on April 30, 2025; automatically renews for one year periods unless sooner terminated by the parties; interest accrues at the WSJ Prime rate plus 2.00%, compounded annually, and paid quarterly.
Amended and Restated Jet Fuel Sales Agreement	LE LEH	04/01/2023	Jet fuel sales by LE to LEH; 1-year automatic renewals; LEH lifts the jet fuel from LE as needed and sells it to the DLA under preferential pricing terms due to LEH's HUBZone certification.
LE Amended and Restated Guaranty Fee Agreement	LE Jonathan Carroll	01/01/2023	Related to payoff of LE $25.0 million Veritex loan; Jonathan Carroll receives a cash fee equal to 2.00% per annum of outstanding principal balance owed under LE Term Loan Due 2034 as consideration for providing his personal loan guarantee.
LE Amended and Restated Master Services Agreement	LE Ingleside	03/01/2023	For storage of products intended for customer receipt by barge; tank rental fee $0.1 million per month.
LRM Amended and Restated Guaranty Fee Agreement	LRM Jonathan Carroll	01/01/2023	Related to payoff of LRM $10.0 million Veritex loan; Jonathan Carroll receives a fee equal to 2.00% per annum of outstanding principal balance owed under LRM Term Loan Due 2034 as consideration for providing his personal guarantee.
NPS Guaranty Fee Agreement	NPS Jonathan Carroll	01/01/2023	Related to payoff of NPS $10.0 million GNCU loan; Jonathan Carroll receives a cash fee equal to 2.00% per annum of outstanding principal balance owed under NPS Term Loan Due 2031 as consideration for providing his personal guarantee.
NPS Terminal Services Agreement	NPS LEH	11/01/2022	For LEH storage of jet fuel at the Nixon facility; 1-year term on an evergreen basis; either party may cancel upon 60 days’ prior written notice.
Office Sub-Lease Agreement	BDSC LEH	01/01/2018	12-month extension of prior office sublease; term expires 08/31/2024; office lease Houston, Texas; rent approximately $0.003 million per month.
Third Amended and Restated Operating Agreement	Blue Dolphin LE LRM NPS BDPL BDPC BDSC LEH	04/01/2024	1-year term; expires 04/01/2025 or notice by either party at any time of material breach or 90 days Board notice; LEH receives management fee of 5% of all consolidated operating costs, excluding crude costs, depreciation, amortization, and interest, of Blue Dolphin and its subsidiaries.

Debt Agreements. Summaries of the debt agreements follow:

Loan Description	Parties	Maturity Date	Interest Rate	Loan Purpose
June LEH Note (debt satisfied in March 2023)	Blue Dolphin LEH	January 2019	8.00%	Blue Dolphin working capital; reflects amounts owed to LEH under the Third Amended and Restated Operating Agreement
BDPL-LEH Loan Agreement (in forbearance)	BDPL LEH	August 2018	16.00%	Original principal amount of $4.0 million; Blue Dolphin working capital

We historically relied on Affiliates for funding during periods of working capital deficits.  We reflected such borrowings in our consolidated balance sheets in accounts payable, related party, or long-term debt, related party. During the twelve months ended December 31, 2022, working capital received from Affiliates was reflected in the June LEH Note. Pursuant to an Assignment Agreement, the promissory note between Blue Dolphin and Ingleside (the "March Ingleside Note") and Blue Dolphin and Lazarus Capital (the "March Carroll Note") were assigned to and assumed by LEH under the June LEH Note effective December 31, 2022.  Pursuant to a payoff letter dated March 31, 2023, Blue Dolphin fully satisfied the debt and defaults associated with the June LEH Note; as a result, debt and defaults under the March Ingleside Note and March Carroll Note that were assigned to LEH effective December 31, 2022 were also satisfied.  All encumbrances the lender or assignee had against Blue Dolphin were terminated.  During the twelve months ended December 31, 2023, continued liquidity improvement related to favorable market conditions increasingly enabled us to meet our needs through cash flow from operations.

BDPL was a party to the BDPL-LEH Loan Agreement with LEH at December 31, 2023 and 2022.  Pursuant to the LEH Forbearance Agreement, LEH agreed to forbear from exercising any of its rights and remedies related to existing defaults pertaining to payment violations under the BDPL-LEH Loan Agreement.  Under the terms of the LEH Forbearance Agreement, BDPL agreed to make interest-only monthly payments approximating $0.05 million beginning in May 2023, continuing on the fifteenth of each month through April 2025. Beginning in May 2025, BDPL agreed to make principal and interest monthly payments approximating $0.4 million through April 2027. Interest will be incurred throughout the agreement term, including the interest-only payment period. BDPL paid LEH approximately$3.4 million for the twelve months ended December 31, 2023. As of the filing date of this proxy statement, the BDPL-LEH Loan Agreement was in forbearance related to past defaults.

Covenants, Guarantees, and Security. The BDPL-LEH Loan Agreement contains representations and warranties, affirmative and negative covenants, and events of default that we consider usual and customary for a credit facility of this type.  Certain BDPL property serves as collateral under the BDPL-LEH Loan Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders who own more than ten percent (10%) of the Common Stock, to file reports of stock ownership and changes in ownership with the SEC and to furnish us with copies of all such reports as filed. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we are unaware of any late filings made during the fiscal year ended December 31, 2023.

DIRECTOR NOMINATION AND STOCKHOLDER PROPOSALS BY STOCKHOLDERS FOR ANNUAL MEETING OF STOCKHOLDERS

Director Nominations and Proposals Process

Historically, we held our annual meeting of stockholders in December of each year. However, beginning in 2023, we reset the timeline so that the annual meeting will be held earlier in the year. Stockholders should submit nominations and proposals in accordance with the guidance set forth below.

Shareholder Proposals and Director Nominations for This Year (2024)

We did not receive any stockholder proposals or director nominees by the applicable deadlines to be included in this proxy statement.

Shareholder Proposals and Director Nominations for Next Year (2025)

Proposals.  Based on SEC requirements, stockholders of record must submit stockholder proposals for inclusion in the printed proxy materials in writing to us at least one hundred and twenty (120) calendar days before the date we first mailed the previous year’s proxy statement. However, if the annual meeting date is changed by more than thirty (30) days from the previous year’s meeting date, then stockholders can submit their proposals a reasonable time before Blue Dolphin begins printing and mailing its proxy materials. Any stockholder proposal for the 2025 annual meeting must be sent to Blue Dolphin’s Corporate Secretary at 801 Travis Street, Suite 2100, Houston, Texas 77002. The deadline for receipt of a shareholder proposal to be included in the 2025 proxy statement is 5:00 p.m. Central Time on Thursday, March 20, 2025. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with the 2025 annual meeting.  We are not required to include stockholder proposals that do not meet all of the requirements established by the SEC in effect when the proposal is received.

Director Nominations.  Based on our Amended and Restated Certificate of Incorporation, stockholders of record must submit director nominations in writing to us at least ninety (90) calendar days before the anniversary date of the previous year’s annual meeting.  The written notice must be accompanied by the nominee's written consent to serve, as well as the name, age, business address, residential addresses, principal occupation, number of shares beneficially owned, and any other information required to be furnished by law with respect to any nominee for election to the Board. We are not required to include any stockholder proposal or stockholder director nominee that does not meet all of the requirements for inclusion established by the SEC in effect when the proposal is received.  (See “Corporate Governance and Board Matters – Nominating Committee” in this proxy statement for more information.)  Any stockholder director nominee for the 2025 annual meeting must be sent to Blue Dolphin’s Corporate Secretary at 801 Travis Street, Suite 2100, Houston, Texas 77002.  The deadline for receipt of a shareholder director nominee is 5:00 p.m. Central Time on Monday, April 21, 2025.  In addition, to comply with the universal proxy rules as to director nominees, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than Monday, May 19, 2025.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file financial and other information with the SEC as required, including but not limited to, proxy statements on Schedule 14A, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors may obtain any document we file with the SEC through the SEC’s conventional and electronic reading rooms. These reading rooms are managed by the SEC’s Office of Freedom of Information and Privacy Act Operations.

Office of Freedom of Information and Privacy Act Operations	Conventional Reading Rooms	Electronic Reading Rooms

100 F Street, N.E. Mail Stop 2736 Washington, D.C. 20549 (202) 551-8300	Headquarters Office 100 F Street, N.E. Room 1580 Washington, D.C. 20549 (202) 551-8090

Public Company Information / SEC Comment and Response Letters

https://www.sec.gov/edgar/searchedgar/companysearch.html

SEC Opinion, Policy Statements, and Staff Manuals

https://www.sec.gov/foia/efoiapg.htm

We also make our SEC filings available on our website (http://www.blue-dolphin-energy.com).

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this proxy statement and the accompanying notice and letter to stockholders are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1935. Forward-looking statements represent management’s beliefs and assumptions based on currently available information. Forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, commitments and contingencies, and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results, or outcomes. These expectations may or may not be realized. Some of these expectations may be based on incorrect assumptions or judgments. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or materially affect our financial condition, results of operations, and cash flows. Actual events, results and outcomes may differ materially from our expectations due to various factors. Although it is impossible to identify all of these factors, they include those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequently filed Quarterly Reports on Form 10-Q as filed with the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Brokers, banks, or other nominees may deliver only one (1) copy of this proxy statement to multiple beneficial stockholders who share the same address, unless that broker, bank, or other nominee has received contrary instructions from one or more of the beneficial stockholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Beneficial stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports that wish to receive a single copy of such materials in the future will need to contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all beneficial stockholders at the shared address in the future.

Registered and beneficial stockholders who wish to receive a separate copy of this proxy statement, now or in the future, should submit their request to Blue Dolphin, Investor Relations at (713) 568-4725, or submit a written request to Blue Dolphin Energy Company, Attention: Investor Relations, 801 Travis Street, Suite 2100, Houston, Texas 77002.

By Order of the Board

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chairman of the Board

Houston, Texas

June 4, 2024

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BLUE DOLPHIN ENERGY COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JULY 18, 2024 AT 10:00 AM CENTRAL TIME
CONTROL ID:
REQUEST ID:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE. THE SIGNER ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT, REVOKES ALL PREVIOUS PROXIES AND APPOINTS JONATHAN P. CARROLL AS PROXY WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND AUTHORIZES HIM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE, ALL OF THE SHARES OF COMMON STOCK OF BLUE DOLPHIN ENERGY COMPANY HELD OF RECORD BY THE SIGNER AT THE CLOSE OF BUSINESS ON MAY 20, 2024, AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote online, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	ONLINE:	http://www.iproxydirect.com/BDCO

ANNUAL MEETING OF THE STOCKHOLDERS OF BLUE DOLPHIN ENERGY COMPANY			PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	ELECT FIVE (5) DIRECTORS.	→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Director Nominees:		☐	☐
	(1) Jonathan P. Carroll				☐
	(2) Amitav Misra				☐	CONTROL ID:
	(3) Christopher T. Morris				☐	REQUEST ID:
	(4) Ryan A. Bailey				☐
	(5) Herbert N. Whitney				☐

Proposal 2	RATIFY UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 3	TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: ________________________, 2024

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

Blue Dolphin Energy Blue Dolphin Company
Amended and Restated Audit Committee Charter

(Reviewed as of May 6, 2024)

PURPOSE

The Audit Committee is appointed by the Board of Directors (the “Board”) of Blue Dolphin Energy Blue Dolphin Company (“Blue Dolphin”) to assist the Board in its general oversight of accounting and financial reporting processes, audits of the financial statements, the internal control and audit functions, compliance with legal and regulatory requirements, and ethical standards. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent registered public accounting firm.

Management is responsible for: (a) the preparation, presentation, and integrity of Blue Dolphin’s financial statements, (b) accounting and financial reporting principles, and (c) Blue Dolphin’s internal controls and procedures designed to promote compliance with accounting standards, applicable laws and regulations, and Blue Dolphin’s ethical standards. Blue Dolphin’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee shall have the authority to retain, at Blue Dolphin’s expense, special legal, accounting, or other consultants or experts to advise the Audit Committee. The Audit Committee may request any officer or employee of the Blue Dolphin or Blue Dolphin’s outside counsel or independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any member of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall meet at least four times each year and hold such other meetings from time to time as may be called by its Chairperson or any two members of the Audit Committee. At least quarterly, the Audit Committee will meet separately in an executive session with independent registered public accounting firm representatives.

COMMITTEE MEMBERSHIP

The Audit Committee shall be comprised of at least three directors who shall be appointed by the Board. The Audit Committee shall only include directors who satisfy the independence requirements of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market, Inc. (the “NASDAQ”) applicable to Blue Dolphin and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as an Audit Committee member. No member of the Audit Committee may receive any payment from the Blue Dolphin other than payment for services as a director or member of a committee of the Board. No member of the Audit Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board.

Audit Committee members must be able to read and understand fundamental financial statements, including Blue Dolphin’s balance sheet, statement of operations, and cash flow statement. As required by NASDAQ, one member of the Audit Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the SEC and the NASDAQ (as may be modified or supplemented). The financial expert's role will be assisting the Audit Committee in overseeing the audit process, not auditing Blue Dolphin.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall:

1.	Review and reassess the adequacy of the Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

2.

Confirm annually that all responsibilities outlined in this Audit Committee Charter have been carried out and evaluate the performance of the Audit Committee and its individual members at least annually.

3.

Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect Blue Dolphin’s financial statements.

4.

Review with management and representative(s) from the independent registered public accounting firm: (a) significant financial reporting issues, critical accounting principles and practices and judgments made in connection with the preparation of Blue Dolphin’s financial statements, including an analysis of the effect of alternative generally accepted accounting principles (“GAAP”) methods on Blue Dolphin’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards (“SAS”) No. 50, Reports on the Application of Accounting Principles letters, and (b) any material reports or estimates prepared by outside consultants, reserve engineers, or other experts or specialists.

5.

Review with management and representative(s) from the independent registered public accounting firm the effect of regulatory and accounting initiatives and off-balance sheet structures on Blue Dolphin’s financial statements, if any.

6.

Review with management and representative(s) from the independent registered public accounting firm Blue Dolphin’s quarterly financial statements before filing its Form 10-Q, including the results of the independent registered public accounting firm’s reviews of the quarterly financial statements. The Chair of the Audit Committee may perform this task and convene the Audit Committee when appropriate.

7.	Meet periodically with management to review Blue Dolphin’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

8.	Review major changes to Blue Dolphin’s auditing and accounting principles and practices suggested by the independent registered public accounting firm or management.

9.

Review the experience and qualifications of the senior members of the independent registered public accounting firm and the quality control procedures of the independent registered public accounting firm.

10.

Retain, review the performance of, and, where warranted in the Audit Committee’s judgment, terminate the independent registered public accounting firm selected to audit the financial statements of the Blue Dolphin.

11.	Approve all permissible non-audit services to be performed by the independent registered public accounting firm.

12.	Approve the fees paid to the independent registered public accounting firm.

13.

Receive periodic reports from the independent registered public accounting firm regarding the registered public accounting firm’s independence consistent with Independence Standards Board Standard 1, Independence Discussions with Audit Committees, and discuss such reports with the registered public accounting firm, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the registered public accounting firm.

14.

Obtain and review annually: (a) a report by the independent registered public accounting firm describing the firm’s internal quality-control procedures, and (b) any material issues raised by the most recent internal quality-control review, peer review, Public Company Accounting Oversight Board (“PCAOB”) inspection, or by an inquiry or investigation by government or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

15.	Establish procedures for receiving, retaining, and treating complaints received by Blue Dolphin regarding accounting, internal accounting controls, or auditing matters.

16.

Review and discuss with management and the independent registered public accounting firm various topics and events that may have a significant financial impact on Blue Dolphin or are the subject of discussions between management and the independent registered public accounting firm.

17.	Approve all related-party transactions and periodically reassess those transactions to ensure continued appropriateness.

18.

Review and discuss with management and the independent registered public accounting firm: (a) the adequacy and effectiveness of Blue Dolphin’s internal controls (including any significant deficiencies or material weaknesses) and significant changes in internal controls reported to the Audit Committee by the independent registered public accounting firm or management, (b) Blue Dolphin’s internal audit procedures, and (c) the adequacy of Blue Dolphin’s disclosure controls and procedures, and management reports thereon.

19.	Review and discuss with management and the independent registered public accounting firm significant risk exposures and control issues.

20.

Meet with the independent registered public accounting firm before the audit to review: (a) its audit plan and audit procedures, including the scope, staffing, and timing of the audit, (b) the results of the annual audit examination and accompanying management letters, and (c) the result of the independent registered public accounting firm’s procedures with respect to interim periods.

21.

Obtain from the independent registered public accounting firm assurance that Section 10A of the Securities Exchange Act of 1934, as amended (added by the Private Securities Litigation Reform Act of 1995), has not been implicated.

22.

Review with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding Blue Dolphin’s financial statements or accounting policies.

23.	Discuss with the independent auditor the matters required to be discussed by SAS No. 16, Communications with Audit Committees, and subsequent amendments, relating to the conduct of the audit.

24.

Review with the independent registered public accounting firm any problems or difficulties the registered public accounting firm may have encountered, any management letter provided by the registered public accounting firm, and Blue Dolphin’s response to that letter. Such review should include: (a) any difficulties encountered during the audit work, including any restrictions on the scope of activities or access to required information, and (b) any changes required in the planned scope of the audit.

25.	Prepare the Audit Committee report required by the rules of the SEC to be included in Blue Dolphin’s annual proxy statement.

26.	Advise the Board with respect to Blue Dolphin’s policies and procedures regarding compliance with applicable laws and regulations.

27.

Review with the outside legal counsel matters that may have a material impact on the financial statements, Blue Dolphin’s compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Blue Dolphin’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm, or to assure compliance with laws and regulations.

Blue Dolphin Energy Company

Amended and Restated Compensation Committee Charter

(Reviewed as of May 6, 2024)

PURPOSE

The Compensation Committee is appointed by the Board of Directors (the “Board”) of Blue Dolphin Energy Company (“Blue Dolphin”) to discharge the Board’s responsibilities relating to the compensation of the directors, the Chief Executive Officer and President (collectively, the “CEO”), and senior executives of Blue Dolphin. The Compensation Committee has overall responsibility for evaluating and either approving or recommending to the Board, as set forth below, the director, CEO, and senior executive compensation plans, policies, and programs of Blue Dolphin. If applicable, the Compensation Committee is also responsible for producing a report on executive compensation for inclusion in Blue Dolphin’s Annual Report on Form 10-K and/or annual proxy statement. The Compensation Committee is also responsible for making recommendations to the Board regarding succession planning and development for the CEO and other senior executives of Blue Dolphin. All references herein to “the senior executives of Blue Dolphin” shall be deemed to exclude the CEO of Blue Dolphin unless otherwise stated.

COMMITTEE MEMBERSHIP

The Compensation Committee shall consist of at least two directors who satisfy the independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. One of the members shall serve as the chairperson of the Compensation Committee (the “Chairperson”). The Board shall appoint the members of the Compensation Committee. The Chairperson shall be designated by the Board or, if no such designation is made, shall be selected by the affirmative vote of the majority of the Compensation Committee. The Board may remove or replace the Chairperson and any other member of the Compensation Committee at any time.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Compensation Committee is delegated all authority by the Board as may be required or advisable to fulfill the purposes of the Compensation Committee to review and determine executive compensation for Blue Dolphin. An affiliate , LEH, operates and manages all Blue Dolphin assets pursuant to an operating agreement. The sole executive officer of Blue Dolphin is Jonathan Carroll, who serves as President and Chief Executive Officer. Given that Blue Dolphin is managed by LEH, Jonathan Carroll receives no salary or incentive compensation from Blue Dolphin.

When appropriate, the Compensation Committee may form and delegate some or all of its authority to subcommittees comprised of Committee members. Without limiting the generality of the preceding statements and subject to any contractual arrangements in place that may limit its actions, the Compensation Committee shall have authority, and is entrusted with the responsibility, to do the following actions:

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1.	Each year, the Compensation Committee, or a subcommittee thereof, shall:

■	review and recommend to the Board for its approval corporate goals and objectives relevant to the compensation of the CEO;

■	evaluate (which evaluation need not be in written form) the performance of the CEO in light of those goals and objectives; and

■

based on this evaluation, review and recommend to the Board for its approval all annual salary and other compensation arrangements and components, and the level thereof, for the CEO, which may include the following:

o	the annual base salary level,
o	any equity compensation amounts pursuant to an incentive or successor plan,
o	any incentives and awards pursuant to cash bonus or incentive compensation plans or programs, and
o	any special or supplemental benefits.

In determining its recommendations for any forms of compensation other than the base salary component of the CEO’s compensation, the Compensation Committee should consider Blue Dolphin’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the CEO in past years, and the results of any recent “Say-on-Pay” shareholder votes.

2.

Except as set forth below, each year, the Compensation Committee shall review and approve, for the senior executives of Blue Dolphin, all annual salary and other compensation arrangements and components, and the level thereof, which may include the following:

■	the annual base salary level,
■	any equity compensation amounts pursuant to an incentive or successor plan,
■	any incentives and awards pursuant to cash bonus or incentive compensation plans or programs, and
■	any special or supplemental benefits.

In determining any forms of compensation other than the base salary component of compensation, the Compensation Committee should consider Blue Dolphin’s performance and relative shareholder return, the value of similar incentive awards to senior executives at comparable companies and the awards given to senior executives in past years.

3.	Each year, the Compensation Committee shall review and make a recommendation to the Board for its approval regarding the compensation of all directors.

4.

Each year, the Compensation Committee shall review and make recommendations to the Board for its approval with respect to any of Blue Dolphin’s equity compensation-based plans or any cash bonus or incentive compensation plans or programs. Such review and recommendations shall include the appropriate terms and operations of such plans or programs, as well as the particular thresholds at which awards should be granted. Each year, the Compensation Committee shall determine and approve grants and awards or any cash bonus or incentive compensation plans or programs, make determinations with respect to the achievement of performance goals, and take action on other matters provided in such plans or programs. If required by law or applicable listing standards, shareholders shall be given the opportunity to vote on the adoption of, or modification to, any of Blue Dolphin’s equity-based plans.

5.

The Compensation Committee shall review and recommend to the Board for its approval, for each of the CEO and senior executives of Blue Dolphin, any new employment agreements, severance arrangements, change-in-control agreements and provisions, or amendments to those in existence.

6.

The Compensation Committee shall review and recommend to the Board for its approval any transaction in equity securities of Blue Dolphin, or derivatives of those equity securities, between Blue Dolphin and any officer or director of Blue Dolphin who is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

7.	Each year, the Compensation Committee shall review succession planning and development strategies for Blue Dolphin's CEO and senior executives and report its findings to the Board.

8.

The Compensation Committee shall review the compensation discussions in the Blue Dolphin filings under the Securities Exchange Act of 1934, as amended, and shall make recommendations regarding any “Say-on-Pay” shareholder votes.

9.

The Compensation Committee shall review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

10.

The Compensation Committee shall have the authority to retain, amend the engagement with, and terminate any compensation consultant used to assist it in the evaluation of director, CEO, and senior executive compensation. The Compensation Committee shall have the authority to approve the consultant’s fees and other retention terms and shall have the authority to cause Blue Dolphin to pay the fees and expenses of such consultants. The Compensation Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting, or other advisors to approve the fees and expenses of such outside advisors and to cause Blue Dolphin to pay the fees and expenses of such outside advisors.

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PROCEDURES

1.

Meetings. The Compensation Committee shall meet at the call of the Chairperson, two or more members of the Compensation Committee, or the Chairman of the Board. Meetings may, at the discretion of the Compensation Committee, include members of Blue Dolphin’s management, independent consultants, and such other persons as the Compensation Committee or the Chairperson may determine. The Compensation Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or Blue Dolphin’s by-laws, as amended and restated.

2.

Quorum and Approval. A majority of the members of the Compensation Committee shall constitute a quorum. The Compensation Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Compensation Committee may also act by unanimous written consent in lieu of a meeting.

3.	Rules. At any meeting of the Compensation Committee, the Committee may determine additional rules and procedures, including designating a chairperson pro tempore in the absence of the Chairperson.

4.	Reports. The Compensation Committee shall make regular reports to the Board, directly or through the Chairperson.

5.

Review of Charter. Each year, the Compensation Committee shall review whether this Charter needs to be changed and recommend any proposed changes to the Board for approval. In addition, the Compensation Committee shall confirm annually that all responsibilities outlined in this Charter have been carried out and evaluate at least annually the performance of the Compensation Committee and its individual members.

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